EXHIBIT 4.10


CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

117,315 Shares of Common Stock                                     Warrant No. 6


                                     WARRANT
                           To Purchase Common Stock of
            SAVVIS Communications Corporation, a Delaware corporation

1. GRANT OF WARRANT. THIS IS TO CERTIFY THAT CVC II Partners, L.L.C., a Delaware limited liability corporation, or its registered assigns (the "Holder"), is entitled to exercise this Warrant to purchase from SAVVIS Communications Corporation, a Delaware corporation (the "Company"), up to an aggregate of 117,315 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), subject to adjustment as set forth in accordance with Section 5 and exercisable in accordance with Section 3, all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is being granted pursuant to the terms of that certain Securities Purchase Agreement dated as of June 28, 2002, (the "Agreement") by and among the Company and Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund IV, L.P. and CVC II Partners, L.L.C. (the "Constellation Entities"), and the Company and the Constellation Entities intend to be legally bound hereby and thereby. Any capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2. EXERCISE PRICE. The purchase price payable for each of the shares of Common Stock sold upon exercise of this Warrant shall be $0.75 (the "Exercise Price"). Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided in Section 5.

3. EXERCISE. This Warrant may be exercised in whole or in part at any time prior to January 28, 2007 (the "Expiration Date") with respect to that number of shares of Common Stock indicated on Schedule A hereto, subject to adjustment in accordance with Section 5.

         In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 12851 World Gate Drive, Herndon, Virginia 20170, or at such other office as shall be designated by the Company pursuant to the Agreement:

         (a) written notice of the Holder's election to exercise this Warrant, which notice shall be substantially in the form of the attached "Subscription Form" and shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

         (b) either (i) a wire transfer of immediately available funds to the Company or (ii) notice that the Exercise Price is satisfied by reduction of the number of shares to be received by the Holder upon exercise of this Warrant as provided in Section 4 below, with the amount of such reduction specified in such notice; in each case such wire transfer or reduction in the number of shares shall be in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise; and

         (c) this Warrant, properly endorsed.

Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder or such other name as shall be designated in said notice.

         This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date of that said notice, together with said payment and this Warrant, is received by the Company as aforesaid (the "Exercise Date"). Except as otherwise provided in the Agreement or this Warrant, the Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that the Holder shall, for all purposes, be deemed to have become the Holder of record of such shares on the Exercise Date. If the exercise is for less than all of the shares of Common Stock issuable as provided in this Warrant, the Company shall issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder. The Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

4. "CASHLESS" EXERCISE. At the option of the Holder, the Holder may exercise this Warrant without a cash payment of the Exercise Price, by designating that the number of the shares of Common Stock issuable to the Holder upon such exercise shall be reduced by the number of shares having a Current Market Value as of the Exercise Date equal to the amount of the total Exercise Price for such exercise. In such instance, no cash or other consideration will be paid by the Holder in connection with such exercise other than the surrender of the Warrant itself, and no commission or other remuneration will be paid or given by the Holder or the Company in connection with such exercise. If such exercise results in only a partial exercise of this Warrant, then the Company shall deliver to the Holder a new Warrant evidencing the remaining rights under the Warrant, as provided in Section 3 above. "Current Market Value" means, on any date, the average of the daily closing market prices for each day for five trading days ending one business day before such date as of which such a price can be established in the manner set forth below. The closing market price for each such trading day shall be the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the higher bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets. If there is no active public market, the value shall be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company.

5. ADJUSTMENTS. If any of the following events shall occur at any time or from time to time prior to the exercise of the Warrant, the following adjustments shall be made in the Exercise Price and/or the number of shares then purchasable upon the exercise of the Warrant, as appropriate:

         (a) "Stock Splits and Combinations". In case the Company shall at any time or from time to time after the Closing Date (i) subdivide or split the outstanding shares of Common Stock, (ii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (iii) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Exercise Price in effect immediately prior to such event or the record date therefor, whichever is applicable, shall be proportionately increased or reduced, as applicable, and the aggregate number of shares for which the Warrant shall be exercisable shall be proportionately increased or reduced, as applicable, so that the Holder of the Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Warrant been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is applicable. An adjustment made pursuant to this subparagraph (a) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) "Dividends and Distributions in Common Stock". In case the Company shall at any time or from time to time after the Closing Date pay a dividend or make a distribution payable in shares of Common Stock on any class of Capital Stock of the Company other than dividends or distributions of shares of Common

Stock or other securities with respect to which adjustments are provided in paragraph (a) above, the Exercise Price shall be reduced to the price determined by multiplying (i) the applicable Exercise Price by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock theretofore outstanding and the denominator of which shall be the sum of such number of shares and the total number of shares issuable in such dividend or distribution. The provisions of this clause shall similarly apply to successive distributions.

         (c) "Distribution of Indebtedness, Securities or Assets". In case the Company shall at any time or from time to time after the Closing Date distribute to any holders of Common Stock (whether by dividend or in a merger, amalgamation, consolidation or otherwise) evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (other than securities referred to in subparagraph (b) above or (e) below or a dividend payable exclusively in cash and other than as a result of a Fundamental Change) in respect of such holder's Common Stock, the Exercise Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution shall be reduced by multiplying such Exercise Price by a fraction, the numerator of which is the Volume Weighted Market Value on such record date less the fair market value (as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive) of the portion of such evidences of indebtedness, shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock and the denominator of which is the Volume Weighted Market Value. Such adjustment shall be made successively whenever any such event shall occur. "Capital Stock" means as to any entity (whether a corporation, partnership or another entity), corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any such entity. "Volume Weighted Market Value" means, at any date, the price per share of Common Stock which equals (i) the sum of the products, for each of the prior 20 trading days, of the Closing Market Price on such day, multiplied by the volume of shares traded on such day, (ii) divided by the total volume of shares traded the prior 20 trading days. If no Closing Market Price for shares of Common Stock can be determined, the Volume Weighted Market Value shall be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company. For purposes of this definition, "Closing Market Price" means, on any trading day, the last sale price for shares of Common Stock on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the higher bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets.

         (d) "Fundamental Changes". In case of any Fundamental Change, this Warrant shall be exercisable for the kind and amount of stock, other securities, cash and assets that it would have been exercisable for prior thereto (or anything that such stock, other securities or assets are later converted or changed into); provided, however, that in the event such Fundamental Change shall result in a successor entity to the Company, at the option of such successor entity, such Warrant shall immediately become exercisable at the time of such Fundamental Change for the aggregate number of shares of Common Stock represented by this Warrant notwithstanding the provisions of Schedule A. In the event a successor entity does not elect to fully vest the Warrant as provided in the proviso of the immediately preceding sentence, such successor entity shall assume in writing all of the obligations of the Company under this Warrant (in form and substance reasonably satisfactory to the Holder). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder of the Warrant after the Fundamental Change to the end that the provisions of this Section 5 shall be applicable after that event in a manner as nearly equivalent as practicable as before the Fundamental Change. "Fundamental Change" means any transaction or event, including, without limitation, any merger, consolidation, sale of assets, reclassification, recapitalization, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Company's common stock are converted into or exchanged for stock, other securities or assets.

         (e) "Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock".

                  (i) In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(ii)), without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then, and in each such event, the Exercise Price will be recalculated in accordance with the following formula: the Exercise Price then in effect shall be multiplied by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance ("Outstanding Common Stock") plus the number of shares of Common Stock that the aggregate consideration (determined in the manner provided in Section 5(e)(iii)) received by the Company for such issuance would purchase at the Exercise Price in effect immediately prior to such issuance; and (y) the denominator of which shall be the number of shares of Outstanding Common Stock plus the number of Additional Shares of Common Stock. For purposes of the foregoing calculation, the term "Outstanding Common Stock" shall include, without limitation, shares of Common Stock issued or issuable upon the exercise, exchange or conversion of outstanding securities, excluding Common Stock issuable upon the exercise, exchange or conversion of options, warrants or similar rights to acquire Common Stock, at a price greater than the Volume Weighted Market Value as of the date of adjustment. "Additional Shares of Common Stock" means any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(e)(ii)) by the Company other than: (a) Common Stock issued pursuant to a transaction described in Section 5(a) or 5(b), (b) shares of Common Stock issued or issuable upon conversion of the Company's Series A Convertible Preferred Stock, (c) in addition to the shares of Common Stock described in (d) below, shares of Common Stock or options, warrants or similar rights to purchase shares of Common Stock, which shares are issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option, restricted stock, employee stock purchase or similar plan approved by the Board of Directors of the Company, and (d) shares of Common Stock issued or issuable upon conversion of all securities convertible, exchangeable or exercisable for, or rights to purchase, shares of Common Stock validly issued and outstanding as of the Closing Date.

                  (ii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms or by agreement with the Company convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall be taken into account in making the adjustment:

                           (A) The shares of Common Stock deliverable upon
exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(e)(iii)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                           (B) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any condition to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments, accrual of dividends or payment of any premiums or preferences conditioned upon the occurrence of specified transactions) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5(e)(iii)).

                  (iii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

                  (iv) Notwithstanding any other provisions of this Section 5(e), no adjustment of the Exercise Price pursuant to this Section 5(e) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

         (f) "Number of Shares Upon Adjustment of Exercise Price". Upon each adjustment of the Exercise Price, the Holder of a Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant to such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

6. TAXES. The issuance of any Common Stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate, unless such tax is imposed by law upon the Holder (including, without limitation, Federal, state or local income taxes), in which case such taxes shall be paid by the Holder. The obligations of the parties under this Section shall survive any redemption, repurchase or acquisition of this Warrant or the Common Stock issued upon exercise of this Warrant by the Company, and any cancellation or termination of this Warrant.

7. TRANSFER. Except as otherwise provided under the Agreement, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by its duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the "Assignment Form" attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall, at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred.

8. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant and, in lieu thereof, any fractional shares shall be rounded down to the nearest whole.

9. REGISTRATION RIGHTS. The Common Stock into which this Warrant is exercisable is subject to that certain Investor Rights Agreement by and among the Company and certain other parties dated as of March 6, 2002, as such agreement may be amended from time to time.

10. RESERVATION OF SHARES. The Company shall, at all times after the Consent Effectiveness Date (as defined in the Agreement) prior to the Expiration Date, reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of effecting the exercise of this Warrant, as may from time to time be issuable upon exercise of this Warrant. If, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrant or otherwise to comply with the terms of the Agreement, the Company shall forthwith use commercially reasonable efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company shall use commercially reasonable efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Warrant.

11. APPLICABLE LAW. THIS WARRANT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE

CONFLICT OF LAWS PROVISIONS THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION 8.04 OF THE AGREEMENT. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.

12. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of, and be binding upon, the successors and assigns of the Holder hereof and shall be enforceable by any such Holder. In the event this Warrant is sold, transferred or assigned, the transferor will give written notice to the Company within fifteen (15) days following such sale, transfer or assignment and in such notice designate the name and address of the transferee.

13. EXCHANGE OF CERTIFICATES FOR WARRANTS. This Warrant may be exchanged, at the option of the Holder, and upon surrender of such Warrant to the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Holder shall make such request in a writing delivered to the Company, and must surrender the Warrant to be so exchanged. Thereupon, the Company will execute and deliver to the Holder the new Warrants so requested. The Warrant surrendered for exchange will be cancelled by the Company.

14. REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing this Warrant, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder is an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender or cancellation thereof, the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of shares of Common Stock.

15. INFORMATION RIGHTS; INSPECTION RIGHTS. Within ten (10) days of the end of every calendar month, the Company shall provide the Holder with a written report detailing the progress of the Constellation Entities towards achieving the revenue targets set forth on Schedule A. The Holder shall have the right, at any time, upon reasonable notice and during normal business hours, to audit the books and records of the Company to confirm the information set forth in the Company's monthly reports.

16. NOTICES OF CERTAIN EVENTS.

         (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any other securities or property, or to receive any other right; (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Common Stock of the Company or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other entity or Person; or (iii) any involuntary dissolution, liquidation or winding-up of the Company; then, and in each such event, the Company will mail or cause to be mailed to the Holder of the Warrant at the time (as reflected in the records of the Company), a notice specifying, as the case may be: (A) the date on which any such record is to be set for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other Capital Stock or securities receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other Capital Stock or securities) for securities or other property deliverable upon such event. Any such notice shall be given, as provided in Section 8.04 of the Agreement, at least fifteen (15) days prior to the date therein specified and the Holder of the Warrant may exercise its Warrant at any time within the fifteen (15) day period from the date of mailing of such notice.

         (b) If there shall be any adjustment as provided in Section 5, or if the securities or property other than shares of Common Stock of the Company shall become purchasable in lieu of shares of such Common Stock upon exercise of the Warrant, the Company shall forthwith cause written notice thereof to be sent, as provided in Section 8.04 of the Agreement, to the Holder of the Warrant at the address of such Person shown on the books of the Company, which notice shall be accompanied by a certificate of the chief financial officer of the Company setting forth in reasonable detail the basis for the Holder becoming entitled to purchase such shares and the number of shares that may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and the number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of the Warrant, or the number of shares issued to the Holder as ownership protection, as the case may be. At the request of the Holder and upon surrender of the Warrant, the Company shall reissue the Warrant in a form conforming to such adjustments.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued on its behalf.


DATED as of June 28, 2002.


                                               SAVVIS COMMUNICATIONS CORPORATION
                                               A DELAWARE CORPORATION

                                               By: /s/ Lane H. Blumenfeld
                                                   Name: Lane H. Blumenfeld
                                                   Title: Vice President and
                                                          Acting General Counsel

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ shares of Common Stock of SAVVIS Communications Corporation, a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________ whose address is ___________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         DATED:  __________________, __________________________________________

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                            Address:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                             No. of Shares
         Name and Address of Assignee                        Common Stock
         ----------------------------                        -------------








and does hereby irrevocably constitute and appoint as Attorney__________________ to register such transfer on the books of ________________________________ maintained for the purpose, with full power of substitution in the premises.

         DATED:  _________________, _____.  ____________________________________



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.


                           ACKNOWLEDGMENT BY ASSIGNEE

         The undersigned Assignee hereby acknowledges receipt of the Warrant Agreement, and agrees to be bound by its terms.

                                            ------------------------------------

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                   SCHEDULE A

At all times on and after the first date that the Company and its Subsidiaries have, in the aggregate, [**] determined in accordance with GAAP of at least (i) [**] the number of shares of Common Stock issuable upon exercise of this Warrant shall equal [**] (subject to adjustment in accordance with Section 5), (ii) [**] the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by [**] (subject to adjustment in accordance with Section 5) and (iii) [**] the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by [**] (subject to adjustment in accordance with Section 5), in each case from any combination of the following: (a) [**] in which any of the [**] directly or indirectly, [**] to the Company or its Subsidiaries or otherwise [**] (b) [**] and (c) [**] (collectively, (a) through
(c) are the "Covered Transactions"); provided, however, that (x) there shall be excluded from such [**] and (y) for the avoidance of doubt, there shall be included in such [**] with respect to any entity which is a part of the same organization as an entity whose [**] would be included in a Covered Transaction, such as a subsidiary, parent company, division or business unit of any such entity. "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. In the event the Company and the Constellation Entities are unable to reach agreement within twenty (20) days of a transaction as to whether such transaction is a Covered Transaction, this determination shall be made in arbitration pursuant to the then-current Commercial Rules and supervision of the American Arbitration Association (the "AAA"). The arbitration shall be held in New York, New York. The Company , on the one hand, and the Constellation Entities, on the other hand, shall appoint one arbitrator within twenty (20) days of receipt by the respondent of the notice of arbitration. The two arbitrators appointed by such parties shall, within twenty (20) days after their appointment, appoint a third, presiding arbitrator. If either such party fails to nominate an arbitrator, or the two arbitrators appointed by such parties are unable to appoint a presiding arbitrator within the stated periods, the second or presiding arbitrator, as the case may be, shall be appointed by the AAA. All arbitrators shall be fluent in English and all hearings shall be conducted in the English language. The arbitrators shall, by majority vote, render a written decision stating reasons therefor. The arbitrators' decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The costs and expenses of the arbitration shall be paid by the losing party. The parties hereto will use their reasonable best efforts to cause the arbitrators hereunder to render a final and binding decision within ninety (90) days following the commencement of any such proceeding.

[**]  CONFIDENTIAL TREATMENT REQUESTED